UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):       February 12, 2008
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-785 (Commission File Number)	41-0431960 (I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota		55435
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Explanatory note: This current report on Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”) filed by Nash Finch Company on February 19, 2008, which incorrectly stated the date on which the Company announced the events described in Item 8.01. The Company correctly stated the date of the announcement in the press release attached as Exhibit 99.1 to such Current Report on Form 8-K.   No other information contained in the Form 8-K is amended by this Form 8-K/A.
Item 8.01 Other Events.
     On February 19, 2008, Nash Finch Company (the “Company”), announced that the efforts of the Company and Roundy’s Supermarkets, Inc (“Roundy’s) to resolve their disputes concerning the Company’s 2005 acquisition of Roundy’s Lima, Ohio and Westville, Indiana distribution centers have failed, and the matter has proceeded to litigation in the United States District Court for the Eastern District of Wisconsin. Roundy’s filed a breach of contract suit on February 11, 2008, claiming Nash Finch violated the terms of the Asset Purchase Agreement by not paying approximately $7.9 million as a purchase price adjustment. The Company today answered the complaint, denying any additional monies were due to Roundy’s, and asserted counterclaims against Roundy’s for, among other things, breach of contract, misrepresentation and breach of the implied covenant of good faith and fair dealing. The Company is seeking damages in its counterclaims in excess of $18 million.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, issued by the Registrant, dated February 19, 2008 (incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed by Nash Finch Company on February 19, 2008)

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: February 26, 2008	By:	/s/ Robert B. Dimond
		Name:	Robert B. Dimond
		Title:	Executive Vice President and Chief Financial Officer

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NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED FEBRUARY 26, 2008

Exhibit No.	Description
99.1	Press Release, issued by the Registrant, dated February 19, 2008 (incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed by Nash Finch Company on February 19, 2008)

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